EXHIBIT 10.9

CS FINANCING CORPORATION

SUBSCRIPTION AGREEMENT

AND

LETTER OF INVESTMENT INTENT

Board of Directors
CS Financing Corporation

The undersigned, Capital Solutions Management, L.P., intending to be legally bound, hereby irrevocably subscribes for, offers and agrees to purchase a certain number of shares of common stock, par value $.01 per share (the “Shares”), of CS Financing Corporation, a Delaware corporation (the “Company”), at a per share purchase price to be calculated by the Company, in its sole discretion, upon the terms and conditions set forth herein.

The undersigned, to induce the Company to accept this offer, acknowledges, warrants and represents to the Company as follows:

1.                                       Subscription Amount.   The undersigned acknowledges that it will purchase sufficient shares from the Company, at a purchase price to be determined by the Company, in its sole discretion, to fund the Company’s ordinary and reasonable working capital requirements until December 31, 2006.

2.                                       Payment.  The undersigned acknowledges and agrees that it will tender payment for the Shares upon demand by the Company.

3.                                       Termination.  The undersigned’s obligations hereunder shall terminate on December 31, 2006.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CS FINANCING CORPORATION

By:	/s/ Timothy R. Redpath
Its:	CEO

CAPITAL SOLUTIONS MANAGEMENT, L.P.

By:	/s/ Michael W. Bozora
Its:	Managing Partner